                                                           EXHIBIT 99(g)(2)

INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders,
Merrill Lynch Municipal Strategy Fund, Inc.:


We have audited the accompaning statement of assets, liabilities and capital, including the schedule of investments, of Merrill Lynch Municipal Strategy Fund, Inc. as of October 31, 1997, the related statements of operations for the year then ended and changes in net assets, and the financial highlights for the year then ended and the period November 3, 1995 (commencement of operations) to October 31, 1996. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at October 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial hightlights present fairly, in all material respects, the financial position of Merrill Lynch Municipal Strategy Fund, Inc. as of October 31, 1997, the results of its operations, the changes in its net assets and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.



Deloitte & Touche LLP
Princeton, New Jersey

December 10, 1997


                                                                    Merrill Lynch Municipal Strategy Fund, Inc., October 31, 1997

SCHEDULE OF INVESTMENTS                                                                                               (in Thousands)

                 S&P    Moody's  Face                                                                                       Value
STATE          Ratings Ratings  Amount    Issue                                                                           (Note 1a)
Alabama -- 2.0%    NR*   Aaa   $2,815   Alabama HFA, S/F Home Mortgage Revenue Bonds, Series A-1, 6.60% due 4/01/2019       $3,013

Arizona -- 4.1%    A1+   P1     2,200   Maricopa County, Arizona, PCR, Refunding (Arizona Public Service Co.),
                                        VRDN, Series C, 4% due 5/01/2029 (h)                                                 2,200
                   B     B2     2,000   Pima County, Arizona, IDA, Industrial Revenue Bonds (Tucson Power Co. Project),
                                        Series B, 6% due 9/01/2029                                                           2,019
                   NR*   NR*    1,875   Show Low, Arizona, Improvement District No. 5, 6.375% due 1/01/2015                  1,877

Arkansas -- 0.8%   AAA   NR*    1,180   Arkansas State Development Finance Authority, S/F Mortgage Revenue Bonds
                                        (Mortgage-Backed Securities Program), AMT, Series D, 6.80% due 1/01/2022 (f)(g)      1,268

California --      AAA   Aaa    2,000   San Diego, California, IDR, RITR, 8.185% due 9/01/2019 (e)                           2,270
1.5%

Colorado -- 9.3%   NR*   Aa2    2,000   Colorado HFA, S/F Program, AMT, Series D-1, 7.375% due 6/01/2026                     2,230
                   NR*   NR*    1,500   Denver, Colorado, Urban Renewal Authority, Tax Increment Revenue Bonds
                                        (Downtown Denver), AMT, Series A, 7.75% due 9/01/2016                                1,652
                   AAA   Aaa    8,840   El Paso County, Colorado, Falcon School District No. 49, UT, 6.50% due
                                        12/01/2015 (a)                                                                      10,058

Connecticut --     BBB-  NR*    1,000   Connecticut State Health and Educational Facilities Authority Revenue Bonds
0.7%                                    (University of New Haven), Series D, 6.70% due 7/01/2026                             1,070

Florida -- 6.8%    AAA   Aaa    1,000   Dade County, Florida, Aviation Revenue Bonds (Miami International Airport),
                                        Series C, 5.125% due 10/01/2027 (d)                                                    969
                   AA-   VMIG1+   500   Dade County, Florida, IDA, Exempt Facilities Revenue Refunding Bonds
                                        (Florida Power and Light Co.), VRDN, 3.65% due 6/01/2021 (h)                           500
                   A1    NR*      200   Escambia County, Florida, PCR, Refunding (Gulf Power Co. Project),
                                        VRDN, 3.75% due 7/01/2022 (h)                                                          200
                   NR*   Baa1   1,000   Jacksonville, Florida, Health Facilities Authority, IDR (National
                                        Benevolent -- Cypress Village), Series A, 6.25% due 12/01/2026                       1,057
                   BBB+  Baa2   1,000   Nassau County, Florida, PCR, Refunding (ITT Rayonier Inc. Project),
                                        6.25% due 6/01/2010                                                                  1,052
                   NR*   Baa    2,260   Palm Bay, Florida, Lease Revenue Refunding Bonds (Florida Education and
                                        Research Foundation Project), Series A, 6.85% due 9/01/2013                          2,508
                   A1    VMIG1+   600   Pinellas County, Florida, Health Facilities Authority, Revenue
                                        Refunding Bonds
                                        (Pooled Hospital Loan Program), DATES, 3.65% due 12/01/2015 (h)                        600
                   BBB-  NR*    3,140   Santa Rosa Bay, Florida, Bridge Authority, 6.25% due 7/01/2028                       3,287

Georgia -- 5.8%    AA    Aa3    2,000   Atlanta, Georgia, GO, UT, Series A, 6.125% due 12/01/2023                            2,161
                   A1    VMIG1+ 2,500   Burke County, Georgia, Development Authority, PCR (Georgia Power
                                        Company -- Vogtle Project), VRDN, 2nd Series, 3.65% due 4/01/2025 (h)                2,500
                   AA+   Aa2    3,875   Georgia State Housing & Finance Authority, S/F Mortgage Revenue Bonds,
                                        Sub-Series A-1, 6.125% due 12/01/2015                                                4,086

Illinois -- 5.2%   NR*   NR*      980   Beardstown, Illinois, IDR (Jefferson Smurfit Corp. Project), 8% due 10/01/2016       1,114
                   AAA   Aaa    1,630   Illinois Development Finance Authority, PCR, Refunding (Commerce Edison
                                        Company Project), Series D, 6.75% due 3/01/2015 (c)                                  1,823
                   AA-   Aa3    3,285   Illinois Development Finance Authority Revenue Bonds (Presbyterian Home Lake),
                                        Series B, 6.30% due 9/01/2022                                                        3,528

                                                                    Merrill Lynch Municipal Strategy Fund, Inc., October 31, 1997

SCHEDULE OF INVESTMENTS                                                                                               (in Thousands)

                 S&P    Moody's  Face                                                                                       Value
STATE          Ratings Ratings  Amount    Issue                                                                           (Note 1a)
                   NR*   Baa1   1,250   Illinois Health Facilities Authority Revenue Bonds (Holy Cross Hospital Project),
                                        6.70% due 3/01/2014                                                                  1,331

Indiana -- 2.1%    NR*   NR*    1,500   Indiana Health Facilities Financing Authority Revenue Bonds (Hartsfield
                                        Village Project), Series A, 6.375% due 8/15/2027                                     1,509
                   AAA   Aaa    1,500   Tippecanoe County, Indiana, School Building Corp. (First Mortgage), 6% due
                                        7/15/2013 (a)                                                                        1,583

Louisiana -- 2.8%  BB    NR*    4,000   Port New Orleans, Louisiana, IDR, Refunding (Continental Grain Co. Project),
                                        6.50% due 1/01/2017                                                                  4,232

Maryland -- 2.2%   NR*   NR*    2,000   Maryland State Energy Financing Administration, Limited Obligation Revenue Bonds
                                        (Cogeneration -- AES Warrior Run), AMT, 7.40% due 9/01/2019                          2,195
                   A-    NR*    1,000   Maryland State Energy Financing Administration, Solid Waste Disposal Revenue
                                        Bonds (Wheelabrator Water Projects), AMT, 6.30% due 12/01/2010                       1,084

Massachusetts --   A-    NR*    5,000   Massachusetts State Health and Educational Facilities Authority, Revenue
3.5%                                    Refunding Bonds (Melrose Wakefield Hospital), Series B, 6.25% due 7/01/2012          5,266

Michigan -- 2.7%                        Michigan State Hospital Finance Authority Revenue Bonds:
                   AAA   Aaa    3,100   INFLOS (Sisters of Mercy), 8.767% due 2/15/2022 (d)(e)                               3,522
                   A     A2       500   Refunding (Detroit Medical Center Obligated Group), Series A, 6.50% due 8/15/2018      539

Missouri -- 1.6%   AAA   NR*    2,175   Missouri State Housing Development Commission Mortgage Revenue Bonds,
                                        Series C-1, 6.55% due 9/01/2028 (f)(g)                                               2,376

Montana -- 2.1%    AA    Aa2    3,000   Montana State Board of Housing, S/F Mortgage Refunding Bonds, Series A-1,
                                        5.95% due 12/01/2027                                                                 3,094

Nevada -- 1.1%     NR*   NR*    1,530   Reno-Sparks Convention and Vistors Authority, Nevada, Limited Obligation
                                        Revenue Refunding Bonds, 6.40% due 11/01/2003                                        1,616

New Jersey --      AAA   Aaa    3,985   New Jersey Environmental Infrastructure Trust (Wastewater Treatment),
8.5%                                    5% due 9/01/2017                                                                     3,906
                                        New Jersey Health Care Facilities Financing Authority, Revenue Refunding Bonds:
                   BBB   Baa2   2,500   (Englewood Hospital & Medical Center), 6.75% due 7/01/2024                           2,719
                   AAA   Aaa    4,950   (Kennedy), Series A, 5.125% due 7/01/2027 (a)                                        4,785
                   BBB   Baa2   1,200   (Saint Elizabeth Hospital Obligation Group), 6% due 7/01/2014                        1,239

PORTFOLIO ABBREVIATIONS

To simplify the listings of Merrill Lynch Municipal Strategy Fund, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list below and at right.

AMT    Alternative Minimum Tax (subject to)
DATES  Daily Adjustable Tax-Exempt Securities
GO     General Obligation Bonds
HFA    Housing Finance Agency
IDA    Industrial Development Authority
IDR    Industrial Development Revenue Bonds
INFLOS Inverse Floating Rate Municipal Bonds
IRS    Inverse Rate Securities
RITR   Residual Interest Trust Receipts
PCR    Pollution Control Revenue Bonds
S/F    Single-Family
UT     Unlimited Tax
VRDN   Variable Rate Demand Notes


                                                                    Merrill Lynch Municipal Strategy Fund, Inc., October 31, 1997

SCHEDULE OF INVESTMENTS (concluded)                                                                                 (in Thousands)

                 S&P    Moody's  Face                                                                                       Value
STATE          Ratings Ratings  Amount    Issue                                                                           (Note 1a)
New Mexico --      A1+   P1       600   Farmington, New Mexico, PCR, Refunding (Arizona Public Service Co.),
5.6%                                    VRDN, Series B, 3.70% due 9/01/2024 (h)                                                600
                                        Farmington, New Mexico, PCR, Refunding (Public Service Company --
                                        San Juan Project):
                   BB+   Ba1    3,000   Series A, 6.30% due 12/01/2016                                                       3,172
                   BB+   Ba1    2,000   Series D, 6.375% due 4/01/2022                                                       2,124
                   AAA   NR*    2,500   New Mexico Mortgage Finance Authority, S/F Mortgage Revenue Bonds, AMT,
                                        Series E-2, 5.75% due 7/01/2029 (f)(g)                                               2,508

New York -- 6.9%   AAA   Aaa    6,000   New York City, New York, Municipal Water Finance Authority, Water and Sewer
                                        System Revenue Bonds, Series B, 5.875% due 6/15/2026 (d)                             6,239
                   BBB+  Baa1   1,000   New York City, New York, Refunding, GO, UT, Series F, 6% due 8/01/2013               1,043
                   BBB+  Baa1   1,000   New York State Thruway Authority, Service Contract Revenue Bonds (Local
                                        Highway and Bridge), 5.75% due 4/01/2016                                             1,028
                   NR*   A3     2,000   United Nations Development Corporation of New York, Revenue Refunding Bonds,
                                        Series C, 5.50% due 7/01/2017                                                        2,001

North Carolina --  A+    A1     1,100   North Carolina Medical Care Commission, Hospital Revenue Bonds
2.2%                                    (Rex Hospital Project), 6.25% due 6/01/2017                                          1,175
                   AA    Aa2    1,970   North Carolina S/F, HFA, Series II, 6.20% due 3/01/2016                              2,082

Ohio -- 3.3%       BBB   NR*    1,750   Dayton, Ohio, Special Facilities Revenue Refunding Bonds (Emery Air
                                        Freight Corp. -- Emery Worldwide Air Inc.), Series F, 6.05% due 10/01/2009           1,858
                   NR*   NR*    1,400   Ohio State Higher Educational Facility Commission Revenue Bonds
                                        (University of Findlay Project), 6.125% due 9/01/2016                                1,446
                   AAA   Aaa    1,500   Ohio State Water Development Authority, Pollution Control Facilities
                                        Revenue Refunding Bonds (Pennsylvania Power Co. Project), 6.15% due
                                        8/01/2023 (c)                                                                        1,606

Oklahoma -- 1.2%   AAA   Baa    1,650   Holdenville, Oklahoma, Industrial Authority, Correctional Facility Revenue
                                        Bonds, 6.60% due 7/01/2010 (j)                                                       1,843

Oregon -- 2.5%     AAA   Aaa    2,000   Multnomah County, Oregon, Educational Facilities Revenue Refunding
                                        Bonds (University of Portland Project), 5% due 4/01/2018 (c)                         1,930
                   NR*   Aa2    1,630   Oregon State Housing and Community Services Department, S/F Mortgage
                                        Program Revenue Bonds, AMT, Series E, 7.10% due 7/01/2014                            1,736

Pennsylvania --    AAA   Aaa    2,000   Hampton Township, Pennsylvania, School District, UT, 5% due 9/01/2027 (b)            1,908
4.8%               AAA   Aaa    2,950   Keystone Oaks, Pennsylvania, School District, IRS, UT, Series D,
                                        7.521% due 9/01/2016 (c)(e)                                                          3,145
                   NR*   NR*    2,000   Pennsylvania Economic Development Financing Authority, Resource
                                        Recovery Revenue Bonds (Northampton Generating), AMT, Series A,
                                        6.50% due 1/01/2013                                                                  2,073

South Carolina --  AAA   Aaa    2,000   Fairfield County, South Carolina, PCR (South Carolina Gas and Electric Co.),
1.5%                                    6.50% due 9/01/2014 (a)                                                              2,200

Tennessee --       NR*   NR*    1,610   Hardeman County, Tennessee, Correctional Facilities Revenue Bonds
1.2%                                    (Correctional Facilities Corp.), 7.75% due 8/01/2017                                 1,792


                                                                      Merrill Lynch Municipal Strategy Fund, Inc., October 31, 1997
SCHEDULE OF INVESTMENTS (concluded)                                                                              (in Thousands)

                 S&P    Moody's  Face                                                                                       Value
STATE          Ratings Ratings  Amount    Issue                                                                           (Note 1a)
Texas -- 12.6%                          Harris County, Texas, Health Facilities Development Corporation, Hospital
                                        Revenue Bonds:
                   A-    A2     3,250   (Memorial Hospital Systems Project), Series A, 6.625% due 6/01/2004 (i)              3,686
                   A1+   NR*    2,000   (Methodist Hospital), VRDN, 4% due 12/01/2025 (h)                                    2,000
                   A1+   NR*    2,700   Refunding (Methodist Hospital), VRDN, 3.70% due 12/01/2026 (h)                       2,700
                   BB    Ba2    1,000   Houston, Texas, Airport System Revenue Bonds, Special Facilities
                                        (Continental Airline Terminal Improvement), AMT, Series B, 6.125% due 7/15/2027      1,030
                   AAA   Aaa    6,500   Tarrant County, Texas, Health Facilities Development Corp., Health System
                                        Revenue Bonds (Texas Health Resources), Series A, 5% due 2/15/2026 (a)               6,116
                   AAA   Aaa    3,250   Texas State Department, Housing and Community Affairs, S/F Mortgage Revenue
                                        Teams, Series A, Class 3, AMT, 5.80% due 9/01/2029 (a)                               3,275

Utah -- 0.7%       NR*   NR*    1,000   Tooele County, Utah, PCR, Refunding (Laidlaw Environmental),
                                        AMT, Series A, 7.55% due 7/01/2027                                                   1,095

Virginia           AAA   NR*    1,160   Newport News, Virginia, Redevelopment and Housing Authority, Revenue
0.8%                                    Refunding Bonds, Series A, 5.85% due 12/20/2030 (g)                                  1,192
                                                                                                                      ------------
                   Total Investments (Cost -- $152,688) -- 106.1%                                                          158,641

                   Liabilities in Excess of Other Assets -- (6.1%)                                                         (9,178)
                                                                                                                      ------------
                   Net Assets -- 100.0%                                                                                   $149,463
                                                                                                                      ============

(a) MBIA Insured.
(b) FGIC Insured.
(c) AMBAC Insured.
(d) FSA Insured.
(e) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at October 31, 1997.
(f) FNMA Collateralized.
(g) GNMA Collateralized.
(h) The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at
    October 31, 1997.
(i) Prerefunded.
(j) Insured by Connie Lee.
*   Not Rated.
+   Highest short-term rating by Moody's Investors Service, Inc.
Ratings of issues shown have not been audited by Deloitte and Touche LLP.



See Notes to Financial Statements.


                                           Merrill Lynch Municipal Strategy Fund, Inc., October 31, 1997

STATEMENT OF ASSETS, LIABILITIES AND CAPITAL

              As of October 31, 1997
Assets:       Investments, at value (identified cost -- $152,688,471) (Note 1a)                               $158,641,205
              Cash                                                                                                 361,988
              Receivables:
              Securities sold                                                                   $7,357,733
              Interest                                                                           2,358,403
              Capital shares sold                                                                   49,996       9,766,132
                                                                                             -------------
              Deferred organization expenses (Note 1e)                                                             186,914
              Prepaid expenses and other assets (Note 1e)                                                           56,491
                                                                                                             -------------
              Total assets                                                                                     169,012,730
                                                                                                             -------------

Liabilities:  Payables:
              Securities purchased                                                              19,193,580
              Dividends to shareholders (Note 1f)                                                  144,015
              Investment advisory fees (Note 2)                                                     40,142
              Administration fees (Note 2)                                                          33,452      19,411,189
                                                                                             -------------
              Accrued expenses and other liabilities                                                               138,722
                                                                                                             -------------
              Total liabilities                                                                                 19,549,911
                                                                                                             -------------

Net Assets:   Net assets                                                                                      $149,462,819
                                                                                                             =============

Capital:      Capital Stock (200,000,000 shares authorized) (Note 4):
              Preferred Stock, par value $.10 per share (2,480 shares of AMPS* issued and
              1,920 shares outstanding at $25,000 per share liquidation preference)                            $48,000,000
              Common Stock, par value $.10 per share (9,333,017 shares issued and
              outstanding)                                                                        $933,302
              Paid-in capital in excess of par                                                  92,775,533
              Undistributed investment income -- net                                                19,200
              Undistributed realized capital gains on investments -- net                         1,782,050
              Unrealized appreciation on investments -- net                                      5,952,734
                                                                                             -------------
              Total -- Equivalent to $10.87 net asset value per share of Common Stock                          101,462,819
                                                                                                             -------------
              Total capital                                                                                   $149,462,819
                                                                                                             =============
            * Auction Market Preferred Stock.

              See Notes to Financial Statements.


STATEMENT OF OPERATIONS

                     For the Year Ended October 31, 1997
Investment           Interest and amortization of premium and discount earned                          $7,862,361
Income (Note 1d):

Expenses:            Investment advisory fees (Note 2)                                   $657,929
                     Administrative fees (Note 2)                                         328,965
                     Transfer agent fees                                                  113,071
                     Commission fees                                                      100,805
                     Registration fees                                                     90,198
                     Printing and shareholder reports                                      73,334
                     Professional fees                                                     63,810
                     Amortization of organization expenses (Note 1e)                       62,134
                     Accounting services (Note 2)                                          61,452
                     Listing fees                                                          48,341
                     Directors' fees and expenses                                          24,596
                     Custodian fees                                                        14,655
                     Pricing fees                                                           8,513
                     Other                                                                 41,080
                                                                                     ------------
                     Total expenses before reimbursement                                1,688,883
                     Reimbursement of expenses (Note 2)                                  (424,822)
                                                                                     ------------
                     Total expenses after reimbursement                                                 1,264,061
                                                                                                     ------------
                     Investment income -- net                                                           6,598,300
                                                                                                     ------------

Realized &           Realized gain on investments -- net                                                2,242,563
Unrealized           Change in unrealized appreciation on investments -- net                            4,017,788
Gain on                                                                                              ------------
Investments -- Net   Net Increase in Net Assets Resulting from Operations                             $12,858,651
(Notes 1b, 1d & 3):                                                                                  ============

                     See Notes to Financial Statements.


                                                       Merrill Lynch Municipal Strategy Fund, Inc., October 31, 1997

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                               For the     For the Period
                                                                                             Year Ended     Nov. 3, 1995+
                     Increase (Decrease) in Net Assets:                                     Oct. 31, 1997  To Oct. 31, 1996
Operations:          Investment income -- net                                                  $6,598,300      $4,841,127
                     Realized gain (loss) on investments -- net                                 2,242,563        (460,513)
                     Change in unrealized appreciation on investments -- net                    4,017,788       1,934,946
                                                                                             ------------    ------------
                     Net increase in net assets resulting from operations                      12,858,651       6,315,560
                                                                                             ------------    ------------

Dividends to         Investment income -- net:
Shareholders         Common Stock                                                              (5,164,727)     (4,173,956)
(Note 1f):           Preferred Stock                                                           (1,418,941)       (662,603)
                                                                                             ------------    ------------
                     Net decrease in net assets resulting from dividends to shareholders       (6,583,668)     (4,836,559)
                                                                                             ------------    ------------

Capital Stock        Proceeds from issuance of Preferred Stock                                 10,000,000      38,000,000
Transactions         Net increase in net assets derived from Common Stock transactions         11,614,959      82,293,876
(Notes 1e & 4):      Offering costs resulting from the issuance of Preferred Stock                     --        (300,000)
                                                                                             ------------    ------------
                     Net increase in net assets derived from capital stock transactions        21,614,959     119,993,876
                                                                                             ------------    ------------

Net Assets:          Total increase in net assets                                              27,889,942     121,472,877
                     Beginning of period                                                      121,572,877         100,000
                                                                                             ------------    ------------
                     End of period*                                                          $149,462,819    $121,572,877
                                                                                             ------------    ------------
                   * Undistributed investment income -- net                                       $19,200          $4,568
                                                                                             ============    ============
                   + Commencement of operations.

                     See Notes to Financial Statements.



FINANCIAL HIGHLIGHTS

                     The Following Per Share Data and Ratios Have Been Derived
                     from Information Provided in the Financial Statements.                    For the     For the Period
                                                                                             Year Ended     Nov. 3, 1995+
                     Increase (Decrease) in Net Asset Value:                               Oct. 31, 1997  To Oct. 31, 1996
Per Share            Net asset value, beginning of period                                       $10.17          $10.00
Operating                                                                                     --------        --------
Performance:         Investment income -- net                                                      .75             .68
                     Realized and unrealized gain on investments -- net                            .70             .21
                                                                                              --------        --------
                     Total from investment operations                                             1.45             .89
                                                                                              --------        --------
                     Less dividends to Common Stock shareholders:
                     Investment income -- net                                                     (.59)           (.59)
                                                                                              --------        --------
                     Effect of Preferred Stock activity:++
                     Dividends to Preferred Stock shareholders:
                     Investment income -- net                                                     (.16)           (.09)
                     Capital charge resulting from issuance of Preferred Stock                     --             (.04)
                                                                                              --------        --------
                     Total effect of Preferred Stock activity                                     (.16)           (.13)
                                                                                              --------        --------
                     Net asset value, end of period                                             $10.87          $10.17
                                                                                              ========        ========

Total Investment     Based on net asset value per share                                          13.08%           7.81%++++
Return:**                                                                                     ========        ========

Ratios to            Expenses, net of reimbursement                                                .96%            .53%*
Average Net                                                                                   ========        ========
Assets:***           Expenses                                                                     1.28%           1.26%*
                                                                                              ========        ========
                     Investment income -- net                                                     5.01%           5.40%*
                                                                                              ========        ========

Supplemental         Net assets, net of Preferred Stock, end of period (in thousands)         $101,463         $83,573
Data:                                                                                         ========        ========
                     Preferred Stock outstanding, end of period (in thousands)                 $48,000         $38,000
                                                                                              ========        ========
                     Portfolio turnover                                                         144.34%         234.41%
                                                                                              ========        ========

Leverage:            Asset coverage per $1,000                                                  $3,114          $3,199
                                                                                              ========        ========

Dividends Per Share  Investment income -- net                                                     $897            $564
on Preferred Stock                                                                            ========        ========


Outstanding:


*    Annualized.
** Total investment returns exclude the effects of the contingent deferred sales charge, if any.
     The Fund is a continously offered, closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.
***  Do not reflect the effect of dividends to Preferred Stock shareholders.
+    Commencement of operations.
++   The Fund's Preferred Stock was initially issued on March 11, 1996.
++++ Aggregate total investment return.

     See Notes to Financial Statements.

          Merrill Lynch Municipal Strategy Fund, Inc., October 31, 1997

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch Municipal Strategy Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments -- Municipal bonds and other portfolio securities in which the Fund invests are traded primarily in the over-the-counter markets and are valued at the last available bid price in the over-the-counter market or on the basis of yield equivalents as obtained from one or more dealers that make markets in the securities. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Options, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges or, lacking any sales, at the last available bid price. Short-term investments with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments -- The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

    o Financial futures contracts -- The Fund may purchase or sell interest rate futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

    o Options -- The Fund is authorized to write covered call options and purchase put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Deferred organization and offering expenses -- Deferred organization expenses are amortized on a straight-line basis over a five-year period. Direct expenses relating to the public offering of the Common and Preferred Stock were charged to capital at the time of issuance. Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions -- Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee at an annual rate of 0.50% of the Fund's average daily net assets. For the year ended October 31, 1997, FAM earned fees of $657,929, of which $424,822 was voluntarily waived.

The Fund also has entered into an Administrative Services Agreement with FAM whereby FAM will receive a fee equal to an annual rate of 0.25% of the Fund's average daily net assets, in return for the performance of administrative services (other than investment advice and related porfolio activities) necessary for the operation of the Fund.

A contingent deferred sales charge will be imposed on most shares accepted for tender which have been held for less than three years. For the year ended October 31, 1997, Merrill Lynch Funds Distributors, Inc. ("MLFD") earned contingent deferred sales charges of $85,662 relating to the tender of the Fund's shares.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by FAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, MLFDS, MLFD, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended October 31, 1997 were $207,179,298 and $185,239,565, respectively.

Net realized and unrealized gains (losses) as of October 31, 1997 were as follows:

                                    Realized      Unrealized
                                 Gains (Losses)     Gains

Long-term investments              $2,544,513      $5,952,734
Financial futures contracts          (301,950)             --
                                 ------------     -----------
Total                              $2,242,563      $5,952,734
                                 ============     ===========

As of October 31, 1997, net unrealized appreciation for Federal income tax purposes aggregated $5,935,894, of which $5,937,994 related to appreciated securities and $2,100 related to depreciated securities. The aggregate cost of investments at October 31, 1997, for Federal income tax purposes was $152,705,311.

4. Capital Stock Transactions:
The Fund is authorized to issue 200,000,000 shares of capital stock, including Preferred Stock, par value $.10 per share, all of which were initially classified as Common Stock. The Board of Directors is authorized, however, to reclassify any unissued shares of capital stock without approval of the holders of Common Stock.

Transactions in Common Stock were as follows:

For the Year Ended                                             Dollar
October 31, 1997                            Shares             Amount

Shares sold                               1,457,495        $15,202,668
Shares issued to shareholders
in reinvestment of dividends                128,620          1,344,046
                                       ------------       ------------
Total issued                              1,586,115         16,546,714
Shares tendered                            (471,994)        (4,931,755)
                                       ------------       ------------
Net increase                              1,114,121        $11,614,959
                                       ============       ============
For the Period
November 3, 1995+ to                                            Dollar
October 31, 1996                            Shares              Amount

Shares sold                              8,321,280         $83,406,334
Shares issued to shareholders
in reinvestment of dividends                87,288             867,654
                                      ------------       ------------
Total issued                             8,408,568          84,273,988
Shares tendered                           (199,672)         (1,980,112)
                                      ------------       ------------
Net increase                             8,208,896         $82,293,876
                                      ============       =============

+ Prior to November 3, 1995 (commencement of operations), the Fund issued
  10,000 shares to FAM for $100,000.

Preferred Stock
Auction Market Preferred Stock ("AMPS") are shares of Preferred Stock of the Fund that entitle their holders to receive cash dividends at an annual rate that may vary for the successive dividend periods. The yield in effect at October 31, 1997 was 3.65%.

In connection with the offering of AMPS, the Board of Directors reclassified 40,000 shares of unissued capital stock as AMPS. For the year ended October 31, 1997 and the period ended November 3, 1995 to October 31, 1996, 400 shares and 1,520 shares of Preferred Stock were sold, respectively. As of October 31, 1997, there were 2,480 AMPS issued and 1,920 shares outstanding with a liquidation preference of $25,000 per share.

The Fund pays commissions to certain broker dealers at the end of each auction at an annual rate ranging from 0.25% to 1.00%, calculated on the proceeds of each auction. For the year ended October 31, 1997, Merrill Lynch, Pierce, Fenner & Smith Inc., an affiliate of FAM, earned $100,708 as commissions.